Exhibit 99.1

Revance Reports First Quarter 2019 Financial Results and Provides Corporate Update

- Conference call and webcast today at 4:30 p.m. ET -

NEWARK, Calif., May 8, 2019 - Revance Therapeutics, Inc. (Nasdaq: RVNC), a biotechnology company developing next-generation neuromodulators for use in treating aesthetic and therapeutic conditions, today reported financial results for the quarter ended March 31, 2019 and provided a corporate update.

First Quarter 2019 and Subsequent Highlights/Updates

•
Continued progress and update on Biologics Licensing Application (BLA) submission for DaxibotulinumtoxinA for Injection (DAXI) for the treatment of glabellar (frown) lines. Revance is in the process of compiling the largest clinical data package for an aesthetic indication. The company has been working in parallel to develop a 100-unit vial, in addition to an initial 50-unit vial. This has added additional work streams for process validation and stability. Revance now expects to submit the BLA in the fall of 2019 and is on track for a 2020 approval and launch for DAXI for the treatment of glabellar lines.

•
Announced the initiation of Phase 2 clinical trials for DAXI in two therapeutic indications. In January, Revance announced it initiated a Phase 2 trial for the treatment of upper limb spasticity. Upper limb spasticity is a form of movement disorder that presents as increased tone or stiffness of the muscles, affecting a patient’s ability to produce or control voluntary movement in the arms and hands. Also in January, the company announced it initiated a Phase 2 study for the management of plantar fasciitis. Plantar fasciitis, characterized by inflammation accompanied by sharp, constant pain in the heel that can become highly debilitating, is a condition that currently has no FDA-approved drug treatments. Revance expects to complete enrollment for both Phase 2 trials, along with its Phase 3 trial for cervical dystonia, in the second half of 2019.

•
Initiated two Phase 2 clinical trials of DAXI in facial aesthetic indications. In January, Revance initiated a study in forehead lines, followed in March with one in lateral canthal lines (crow’s feet). These studies are being conducted to understand the potential dosing and injection patterns of DAXI in other areas of the upper face, in addition to the lead indication in glabellar lines. Revance expects to complete enrollment in both trials in the summer of 2019.

•
Presented clinical and non-clinical data to physicians at key medical meetings. In January, DAXI was featured in 11 podium and poster presentations at the TOXINS 2019 conference, in Denmark. In April, the company supported podium and poster presentations of its SAKURA 3 Phase 3 open-label, long-term safety study of DAXI for the treatment of glabellar (frown) lines at the 17th Aesthetics & Anti-Aging Medical World Congress, held in Monte Carlo.

•
Completed a successful public offering. In January, Revance closed an underwritten public offering. The gross proceeds to the company from the offering, before deducting the underwriters’ discounts, commissions, and other offering costs, were approximately $115.0 million.

•	Continued discussions with Mylan on proposed biosimilar to BOTOX®. Following the February meeting with the FDA, the companies believe a potential 351(k) biosimilar pathway is viable.

•
Appointed Taryn Conway as Vice President of Marketing, and Atul R. Mahableshwarkar, MD, as Vice President of Clinical Development. In April, Revance announced the appointment of Taryn Conway, a former Allergan marketing veteran. Ms. Conway will be an integral architect of product launch strategies and implementation, further enhancing our commercial readiness. In March, Revance appointed Atul R. Mahableshwarkar, MD, to oversee clinical science for its therapeutic programs, including cervical dystonia, upper limb spasticity, plantar fasciitis and migraine. Prior to Revance, Dr. Mahableshwarkar held key clinical development and medical director roles at BlackThorn Therapeutics and Takeda Pharmaceutical Company Ltd.

Dan Browne, President and Chief Executive Officer at Revance comments: “During the first quarter of 2019, we made continued progress on the BLA for DAXI in glabellar lines, advanced our pipeline in both aesthetics and therapeutics, and further strengthened our balance sheet. Following the strong results of our Phase 3 program for DAXI in glabellar lines, Revance has constructed a thoughtful roadmap for the approval and dynamic launch of our first product in facial aesthetics. We plan to create a new standard in neuromodulators, marketing DAXI as a premium product that provides patients with lasting frown line correction with just two treatments a year.

“Concurrent with two additional studies for the upper face initiated in the first quarter, we continue to target the leading indications for neuromodulators in therapeutics, where we believe DAXI’s long-acting profile will set it apart from existing products. We are pleased to have clinical trials of DAXI underway in cervical dystonia, adult upper limb spasticity and plantar fasciitis, and anticipate completing enrollment in all three trials in the second half of 2019.”

Financial Highlights

Cash, cash equivalents and short-term investments as of March 31, 2019 were $271.0 million, compared to compared to $175.8 million as of December 31, 2018.

Revenue for the quarter ended March 31, 2019 was $0.3 million compared to $0.2 million for the same period in 2018. The revenue recognized represents the portion of revenue earned from the $25 million upfront payment from Mylan under the biosimilar collaboration and license agreement.

Research and development expenses for the quarter ended March 31, 2019 were $24.0 million compared to $22.2 million for the same period in 2018. The change in research and development expenses is primarily due to the initiation and continuation of clinical trials and studies for multiple therapeutic and aesthetic indications and pre-BLA filing activities for DAXI for the treatment of glabellar lines.

General and administrative expenses for the first quarter 2019 were $12.9 million compared to $13.6 million for the same period in 2018. The decrease in general and administrative expenses is primarily due timing of planned pre-commercial projects to support future product launches, offset by increased costs related to personnel, and infrastructure build-out.

Total operating expenses for the quarter ended March 31, 2019 were $36.9 million compared to $35.9 million for the same period in 2019. Stock-based compensation for the first quarter was $4.2 million. When excluding depreciation and stock-based compensation, total operating expenses for the quarter ended March 31, 2019 were $32.1 million.

Net loss for the first quarter was $35.3 million compared to $35.0 million for the same period in 2018.

Near-Term Milestone Expectations

Aesthetics:

•	Submission of a Biologics Licensing Application (BLA) to the FDA for DAXI for the treatment of glabellar (frown) lines in the fall of 2019.

•	Topline results from Phase 2 study of DAXI in forehead lines expected in 1H 2020.

•	Topline results from Phase 2 study of DAXI in lateral canthal lines (crow’s feet) expected in 1H 2020

Therapeutics:

•	Completion of patient enrollment in Phase 2 upper limb spasticity study expected in 2H 2019.

•	Completion of patient enrollment in Phase 2 plantar fasciitis study expected in 2H 2019.

•	Completion of patient enrollment in Phase 3 cervical dystonia study in 2H 2019.

Biosimilar:

•	Revance plans to share more details on this program in the coming months.

2019 Financial Outlook

Revance reiterates its financial guidance provided in February 2019. Revance expects 2019 GAAP operating expense to be in the range of $173 to $185 million and non-GAAP operating expense, which excludes depreciation and stock-based compensation costs, in the range of $148 to $158 million as driven by increased research and development expenditure and launch preparation activities. With five clinical programs and preparations to file the BLA underway, Revance anticipates 2019 non-GAAP research and development (R&D) expense to be $93 to $100 million. With the successful capital infusion through partnering agreements in 2018 and an equity raise in January, management feels the company has adequate cash reserves to fund its operations through 2020.

Conference Call

Individuals interested in listening to the conference call may do so by dialing (855) 453-3827 for domestic callers, or (484) 756-4301 for international callers and reference conference ID: 5753548; or from the webcast link in the investor relations section of the company's website at: www.revance.com.
A replay of the call will be available beginning May 8, 2019 at 4:30 p.m. PT/7:30 p.m. ET to May 9, 2019 at 4:30 p.m. PT/7:30 p.m. ET. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference conference ID: 5753548. The webcast will be available in the investor relations section on the company's website for 30 days following the completion of the call.

About Revance Therapeutics, Inc.

Revance Therapeutics is a biotechnology company focused on developing transformative neuromodulators to address a broad spectrum of aesthetic and therapeutic conditions. Revance’s lead product candidate, DaxibotulinumtoxinA for Injection (DAXI), utilizes a unique proprietary peptide excipient technology combined with highly purified botulinum toxin type A to produce a novel, long-acting neuromodulator set to enter a $4.5 billion global market. In aesthetics, Revance successfully completed its Phase 3 program for DAXI in glabellar (frown) lines and is currently pursuing U.S. regulatory approval in 2020, while also running two separate Phase 2 studies in forehead lines and lateral canthal lines (crow’s feet). In therapeutics, DAXI is being studied in three indications, including a Phase 3 trial in cervical dystonia, a Phase 2 trial in adult upper limb spasticity, and a Phase 2 trial in plantar fasciitis, with plans to also study migraine. Beyond DAXI, Revance also has begun development of a biosimilar to BOTOX®, which would compete in the existing short-acting neuromodulator marketplace. More information on Revance may be found at www.revance.com.

“Revance Therapeutics” and the Revance logo are registered trademarks of Revance Therapeutics, Inc.
BOTOX® is a registered trademark of Allergan, Inc.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to Revance Therapeutics' 2019 financial outlook, expected cash runway and other financial performance, the process and timing of, and ability to complete, current and anticipated future clinical development of our investigational drug product candidates, the initiation, design, timing and results of our clinical studies, including the SAKURA 3 study of DAXI, Phase 3 program for treatment of cervical dystonia, Phase 2 and other clinical programs for the management of plantar fasciitis and for the treatment of adult upper limb spasticity, and related results and reporting of such results; development of a biosimilar to BOTOX®; results of our non-clinical programs; statements about our business strategy, timeline and other goals and market for our anticipated products, plans and prospects; including our pre-commercialization plans and timing of our potential submission of a BLA filing for DAXI to treat glabellar (frown) lines and potential regulatory approach and product launch; statements about our ability to obtain, and the timing relating to, regulatory approval with respect to our drug product candidates; statements regarding additional milestone payments through our partnerships, and potential benefits of our drug product candidates and our excipient peptide and other technologies.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: the outcome, cost, and timing of our product development activities and clinical trials; the uncertain clinical development process, including the risk that clinical trials may not have an effective design or generate positive results; our ability to obtain and maintain regulatory approval of our drug product candidates; our ability to obtain funding for our operations; our plans to research, develop, and commercialize our drug product candidates; our ability to achieve market acceptance of our drug product candidates; unanticipated costs or delays in research, development, and commercialization efforts; the applicability of clinical study results to actual outcomes; the size and growth potential of the markets for our drug product candidates; our ability to successfully commercialize our drug product candidates and the timing of commercialization activities; the rate and degree of market acceptance of our drug product candidates; our ability to develop sales and marketing capabilities; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for financing; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in Revance's periodic filings with the Securities and Exchange Commission (the "SEC"), including factors described in the section entitled "Risk Factors" of our of our annual report on Form 10-K filed February 28, 2019. These forward-looking statements speak only as of the date hereof. Revance disclaims any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Measures

Revance has presented certain non-GAAP financial measures in this release. This release and the reconciliation tables included herein include total non-GAAP operating expense and non-GAAP R&D expense, both of which exclude depreciation, stock-based compensation, and non-recurring milestone costs. Revance excludes depreciation, stock-based compensation, and non-recurring milestone costs because management believes the exclusion of these items is helpful to investors to evaluate Revance's recurring operational performance. Revance management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

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Contacts
INVESTORS
Revance Therapeutics, Inc.:
Jeanie Herbert, 714-325-3584
jherbert@revance.com
or
Gilmartin Group, LLC.:
Laurence Watts, 619-916-7620
laurence@gilmartinir.com

MEDIA
General Media:
Y&R:
Jenifer Slaw, 347-971-0906
jenifer.slaw@YR.com
or
Trade Media:
Nadine Tosk, 504-453-8344
nadinepr@gmail.com

Source: Revance Therapeutics, Inc.

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	March 31,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$65,269	$73,256
Short-term investments	205,719	102,556
Accounts receivable	—	27,000
Prepaid expenses and other current assets	6,128	5,110
Total current assets	277,116	207,922
Property and equipment, net	15,378	14,449
Operating lease right of use assets	28,105	—
Restricted cash	730	730
Other non-current assets	3,146	3,247
TOTAL ASSETS	324,475	$226,348
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$4,486	$8,434
Accruals and other current liabilities	13,521	14,948
Deferred revenue, current portion	13,054	8,588
Operating lease liabilities, current portion	3,009	—
Total current liabilities	34,070	31,970
Derivative liability associated with the Medicis settlement	2,845	2,753
Deferred revenue, net of current portion	37,940	42,684
Operating lease liabilities, net of current portion	28,517	—
Deferred rent	—	3,319
TOTAL LIABILITIES	103,372	80,726
STOCKHOLDERS’ EQUITY
Convertible preferred stock, par value $0.001 per share — 5,000,000 shares authorized, and no shares issued and outstanding as of March 31, 2019 and December 31, 2018	—	—
Common stock, par value $0.001 per share — 95,000,000 shares authorized as of March 31, 2019 and December 31, 2018; 44,004,658 and 36,975,203 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	44	37
Additional paid-in capital	941,068	830,368
Accumulated other comprehensive income (loss)	70	(8)
Accumulated deficit	(720,079)	(684,775)
TOTAL STOCKHOLDERS’ EQUITY	221,103	145,622
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$324,475	$226,348

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue	$278	$193
Operating expenses:
Research and development	23,995	22,239
General and administrative	12,910	13,616
Total operating expenses	36,905	35,855
Loss from operations	(36,627)	(35,662)
Interest income	1,570	1,022
Interest expense	—	(44)
Change in fair value of derivative liability associated with the Medicis settlement	(92)	(34)
Other expense, net	(155)	(319)
Net loss	(35,304)	(35,037)
Unrealized gain (loss) and adjustment on securities included in net loss	78	(276)
Comprehensive loss	$(35,226)	$(35,313)
Basic and diluted net loss attributable to common stockholders	$(35,304)	$(35,037)
Basic and diluted net loss per share attributable to common stockholders	$(0.85)	$(0.97)
Basic and diluted weighted-average number of shares used in computing net loss per share attributable to common stockholders	41,598,919	35,950,593

REVANCE THERAPEUTICS, INC.
Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
(In thousands)
(Unaudited)

Three Months Ended March 31, 2019
Operating expense:
GAAP operating expense	$36,905
Adjustments:
Stock-based compensation	(4,159)
Depreciation	(628)
Non-GAAP operating expense	$32,118

REVANCE THERAPEUTICS, INC.
Reconciliation of GAAP R&D Expense to Non-GAAP R&D Expense
(In thousands)
(Unaudited)

Three Months Ended March 31, 2019
R&D expense
GAAP R&D expense	$23,995
Adjustments:
Stock-based compensation	(2,079)
Depreciation	(461)
Non-GAAP R&D expense	$21,455